UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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GREAT PLAINS ETHANOL, LLC
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Great Plains Ethanol, LLC

27716 462nd Avenue

Chancellor, South Dakota 57015

NOTICE OF 2005 ANNUAL MEETING OF MEMBERS

TO BE HELD ON MAY 24, 2005

Members of Great Plains Ethanol, LLC:

Notice is hereby given that the 2005 Annual Meeting of Members of Great Plains Ethanol, LLC will be held at the Parker Community Center, 299 North Main, Parker, South Dakota 57053, and will commence at 7:00 p.m., local time, for the following purposes:

1.             To elect two Class A managers and two Class C managers to the Board of Managers; and

2.             To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Information Statement accompanying this Notice.  If you have any questions regarding the information in the Information Statement, please call us at (605) 647-0040 ext. 234.

Our Board of Managers is not aware of any other business to come before the Annual Meeting.  Only Members of record at the close of business on May 1, 2005 will be entitled to notice of the Annual Meeting and to vote for purposes of the Annual Meeting.

All Members are cordially invited and encouraged to attend the Annual Meeting in person.  Your attendance is important as that is the only way you will be able to vote.

BY ORDER OF THE BOARD OF MANAGERS

/s/ Darrin Ihnen
Darrin Ihnen
President of the Board of Managers

Chancellor, South Dakota
April 26, 2005

EACH MEMBER IS STRONGLY ENCOURAGED TO ATTEND

THE ANNUAL MEETING.

Great Plains Ethanol, LLC

27716 462nd Avenue

Chancellor, South Dakota 57015

Information Statement

2005 Annual Meeting of Members

May 24, 2005

VOTING INFORMATION

You may only vote your capital units by attending the Annual Meeting of Members of Great Plains Ethanol, LLC (also referred to as the “Company,” “we,” “our,” or “us”) to be held at 7:00 p.m., local time, on May 24, 2005, at the Parker Community Center located at 299 North Main, Parker, South Dakota 57053, or any adjournment thereof.

Outstanding Capital Units and Voting Rights

Members of record at the close of business on May 1, 2005 are entitled to vote at the Annual Meeting.  We have a total of 3,742 Capital Units issued and outstanding. Ten percent (10%) of Class A Members, Ten Percent of the Class B Members and Class C Members representing 10% of the outstanding Class C Units must be present at the Annual Meeting, in person, to have a quorum of Members at the Annual Meeting.

•      Each Class A Member may only cast one vote on each matter coming to a vote of the Class A Members, regardless of the number of Class A Units owned by such Member.

•      Each Class C Member may cast one vote for each Class C Unit owned, as the case may be, by such Member.

A more detailed explanation of your voting rights and the procedures for voting at the Annual Meeting can be found under “Election of Board of Managers and Voting” below.

This Information Statement is being mailed to our Members on or about April 26, 2005, including to those persons who will be Members of record on May 1, 2005, as we already know who the Members of record will be on May 1, 2005.  Our 2004 Annual Report on Form 10-KSB is also being mailed to Members with this Information Statement.

All votes will be tabulated by the inspector of elections, who will be appointed by the Board of Managers (the “Board”), and will separately tabulate votes cast for the nominees to the Board.

Attendance and Voting at the Annual Meeting

You are only entitled to vote at the Annual Meeting by attending the meeting and submitting your vote in person. We are not soliciting mail-in ballots in advance of the Annual Meeting. We strongly encourage you to attend the Annual Meeting and vote your capital units. We are NOT asking for a proxy or a ballot and you are requested NOT to send us a proxy or a ballot. YOU MAY ONLY VOTE BY ATTENDING THE ANNUAL MEETING.

Solicitation

Great Plains Ethanol, LLC is making this solicitation.  The entire cost of such solicitation will be borne by us.  Such cost includes professional fees and the cost of supplying copies of this Information Statement and our 2004 Annual Report on Form 10-KSB to our Members.

If you have any questions regarding the information in this Information Statement, please call Steve Kary, our membership coordinator, at (605) 647-0040, ext. 234.

ELECTION OF BOARD OF MANAGERS AND VOTING

The principal matter for the 2005 Annual Meeting of Great Plains Ethanol, LLC is the election of four managers to the Board. Of the four open seats, three are due to the expiration of incumbent managers’ terms of office and one is due to a vacancy following the death of a manager, John Ludens. The managers of the Board will be elected as follows:

•      Two Class A managers will be elected by our Class A Members voting as a separate class; and,

•      Two Class C managers will be elected by our Class C Members voting as a separate class.

The following nominees have been nominated by the Nomination Committee for the purpose of the 2005 Annual Meeting and election:

Name

Class of Capital Units Voting

Term

Steve Sinning	Class A	2008
Dan Viet	Class A	2008
Larry Ward	Class C	2008
Jeff Jacobsen	Class C	2006
Gordon Roth	Class C	2006
Dave Poppens	Class C	2006
Mark Miller	Class C	2006

Steve Sinning and Dan Viet are the nominees for the two Class A manager positions; Larry Ward is the nominee for the Class C, three-year term manager position; and Jeff Jacobsen, Gordon Roth, Dave Poppens and Mark Miller are nominees for the Class C, one-year term manager position. Detailed information on each nominee is provided in the “Information About Nominees” section below.

Class A Voting Procedures

Each Class A Member is entitled to cast only one vote for each matter to be voted on at the Annual Meeting — regardless of the number of Class A Units he or she owns.  Because there are currently two Class A nominees to the Board for two open positions, and no write-in nominations are permitted, each Class A Member may cast one vote for each Class A nominee.

Class C Voting Procedures

The Class C Member is entitled to cast as many votes as the number of Class C Units each Member owns for each matter to be voted on at the Annual Meeting.  Because of the number of Class C nominees to the Board and the two matters to be voted on, and no write-in nominations are permitted, each Class C Member may cast all of his or her votes for the nominee for the three-year term, and all of his or her votes for one of the four nominees for the one-year term. The number of votes cast will depend on the number of Class C Units the Class C Member owns.  To illustrate, if you own one Class C Unit, you may cast only one vote for the Class C nominee running for the three-year term, and cast one vote for a nominee (of the four) running for a one-year term. Or, if you own 100 Class C Units, you may cast 100 votes (no more or no less) for the Class C nominee running for the one-year term, and cast 100 votes (no more or no less) for a nominee (of the four) running for the one-year term.

INFORMATION ABOUT NOMINEES

Our Members will elect four managers to the Board, three of whom will serve for a three-year term and one of whom will serve for a one-year term.  The following tables contain certain information with respect to the persons nominated for election at the 2005 Annual Meeting:

Class A Nominees for the Board of Managers:

Three-Year Term

Name, Address and Principal Occupation		Year First Became Manager	Background
	Age
Steve Sinning 46366 280th Street Lennox, South Dakota 57039 Farmer	50	2000

Steve Sinning has farmed in Lennox, South Dakota since 1978. He graduated from the University of South Dakota, Vermillion, South Dakota in 1976 with a Bachelor of Science Degree in Biology. He is a member of the Company’s Audit Committee.

Dan Viet 27148 SD Hwy 19 Parker, South Dakota 57053 Farmer	41	2000

Dan Viet has been a farmer in Parker, South Dakota since 1982. He is a current member of the Turner County, South Dakota Fair board. He graduated from Vocational Technical College, Mitchell, South Dakota in 1982 with an Associates Degree in Ag Management.

Class C Nominees for the Board of Managers:

Three-Year Term

Name, Address and Principal Occupation		Year First Became Manager	Background
	Age
Larry Ward 2209 East 57th Street North Sioux Falls, South Dakota 57108 Ethanol Project Developer for Broin Companies	48	2003

Larry Ward is the Director of Project Development for the Broin Companies and has been employed with the Broin Companies since 1997. Prior to working for Broin, he was employed in various management positions within the feed industry. In his current position at Broin, he is responsible for ethanol project formation and financing. He also serves as a director or an advisor to the board of 17 ethanol plants that are either currently operating or being developed. He is a former director of the Renewable Fuels Association. He graduated from Mankato State University, Mankato, Minnesota in 1980 with a Bachelor of Science Degree in Business Administration, and from the University of South Dakota, Vermillion, South Dakota in 1990 with a Masters Degree in Business Administration.

One Year Term

Name, Address and Principal Occupation		Year First Became Manager	Background
	Age
Jeffrey Jacobsen 44364 264th Street Canistota, South Dakota 57012 Loan Officer and Farmer	43	New Nominee

Jeffrey Jacobsen is a loan officer for the United States Department of Agriculture (USDA) and has been a farmer in Canistota, South Dakota, since 1991. He is the treasurer for Grant Township in McCook County, South Dakota. He graduated from South Dakota State University, Brookings, South Dakota in 1984 with a Bachelor of Science Degree in Animal Science.

Mark Miller 216 W Well Street Freeman, South Dakota 57029 Farmer	34	New Nominee

Mark Miller has been a farmer in Freeman, South Dakota, since 1999. Between 1995 and 1999, he was the Youth Minister for Central Church, Milbank, South Dakota. He is a former manager of the Company’s Board, serving between 2000 and 2003. He is a former member of the Bethany Church Council in Freeman, serving between 2000 and 2002. He graduated from South Dakota State University, Brookings, South Dakota in 1995 with a Bachelor of Arts Degree in Economics.

Dave Poppens 4682 7 275th Street Lennox, South Dakota 57039 Farmer	47	New Nominee

David Poppens has been a farmer in Lennox, South Dakota, since 1976. He currently serves as a director of the Eastern Farmers Coop, the South Dakota Soybean Association and the City of Lennox School board. He is a member of the South Dakota Ag Rural Leadership, South Dakota Corn Growers Association and the South Dakota Livestock Association. He graduated from Lennox High School in 1975.

Gordon Roth 28483 445th Avenue Hurley, South Dakota 57036 Farmer	43	New Nominee

Gordon Roth has been a farmer in Hurley, South Dakota, for over 20 years. He is a former director of the Childstown Township board, serving between 1993 and 1997. He graduated from Hurley High School in 1980.

INFORMATION ABOUT CURRENT BOARD OF MANAGERS

Name, Address and Principal Occupation	Class of Capital Units Electing	Age	Year First Became Manager	Term	Background
Jeff Broin 2209 East 57th Street North Sioux Falls, South Dakota 57108 Chief Executive Officer of the Broin Companies	B	39	2000	2007

Jeff Broin has been integrally involved in the Company from its early planning stages. He is the Chief Executive Officer of the Broin Companies consisting of Broin and Associates, Inc., Broin Management, LLC, and Broin Enterprises, Inc., serving in this capacity for over five years. He has been instrumental in developing a “turn key” concept for the design, engineering, construction, development, managing and marketing of 19 ethanol plants located in the Midwest. He is a director of the American Coalition for Ethanol and the Renewable Fuels Association, and is an associate member of the South Dakota Corn Growers Association. He also serves on the boards of several ethanol plants operated and managed by the Broin Companies. He graduated from the University of Wisconsin, Madison, Wisconsin in 1987 with a Bachelor of Science Degree in Agricultural Business.

Dennis Hardy 47312 288th Street Beresford, South Dakota 57004 Farmer	A	58	2000	2006

Dennis Hardy has been a farmer in the Beresford, South Dakota area for over 20 years. He is the president of the Farmers Pork Cooperative and the past chairman of the South Dakota Research and Promotion Council. He graduated from South Dakota State University, Brookings, South Dakota in 1968 with a Bachelor of Science Degree in Electrical Engineering.

Darrin Ihnen 28065 459th Avenue Hurley, South Dakota 57036 Farmer	A	39	2000	2006

Darrin Ihnen has been a farmer in Hurley, South Dakota for over 20 years. He is currently chairman of the National Corn Growers Biotechnology and is the former president of the South Dakota Corn Growers Association. He currently serves as the chairperson of the Company’s Board and is a member of the Audit and Nomination Committee.

Dennis Schrag 44133 283rd Street Freeman, South Dakota 57029 Farmer	A	48	2000	2007	Dennis Schrag has been a farmer in the Freeman, South Dakota area since 1973. He is a former director of the Childstown Township board.

Fred Thurman 416 S. 2nd Avenue Sioux Falls, South Dakota 57104 Accountant	C	54	2003	2007

Fred Thurman is a Certified Public Accountant and has been a partner in a Sioux Falls, South Dakota accounting firm of Thurman, Comes, Foley and Company, LLP since 1979. In addition, Mr. Thurman is a managing member of four hotel properties and is a member of Corn Energy Investors, LLC. He serves as a director or manager of the boards of seven ethanol plants in South Dakota, Iowa and Minnesota, and one soybean processing plant in Iowa. He is a director of Voyager Financial Services Corporation, a banking and mortgage services company. He is also past president and director of the Firstel and Advance Communications Group, Inc.He graduated from the University of South Dakota, Vermillion, South Dakota in 1973 with a Bachelor of Science Degree in Accounting. He is chairperson of the Company’s Audit Committee.

Board of Managers’ Meetings

The Board held eight regularly scheduled meetings during the fiscal year ended December 31, 2004. Each manager of the Board, except for Jeff Broin, attended at least 75% of the meetings of the Board and at least 75% of the meetings of the committees of which each was a member during the fiscal year ended December 31, 2004.

Audit Committee

The Audit Committee operates under a charter adopted by the Board, a copy of which is attached to this Information Statement as Appendix I. Our Audit Committee reviews the services provided by our independent auditor, consults with our independent auditor and reviews the need for internal auditing procedures and the adequacy of internal controls.  Under our charter, the Audit Committee must have three members, each of whom must satisfy all of the requirements for independence as set forth under the rules of the NASD and the SEC, with one exception. Under the exception, a member is not precluded from serving on the Audit Committee as a result of payments received from the Company for the delivery and sale of corn to the Company. Fred Thurman, Steve Sinning and Darrin Ihnen comprise our Audit Committee, but only Fred Thurman satisfies all of the requirements for independence under the NASD and SEC rules. Darrin Ihnen and Steve Sinning do not satisfy the definition of independent because of the payment they receive from the Company for the delivery and sale of corn to the Company.

In addition, none of the current members of the Audit Committee is an “audit committee financial expert,” as such term is defined by the SEC. The primary reason for this is that we are an agricultural and producer-based company. The overwhelming majority of our 530 Members are farmers who reside in South Dakota, including six managers on the Board.  Further, the rural location and agricultural-based business of the Company make it difficult to locate individuals who have all of the necessary attributes to qualify as a financial expert as defined by the SEC. Nevertheless, we believe the collective experience and backgrounds of the Audit Committee provide the necessary oversight and safeguards to the Company. In addition, Broin Management, the Managing Member of the Company, provides the Company with certain oversight and expertise in accounting, financial and other related matters on which our Audit Committee relies when it carries out its duties and responsibilities.

Audit Committee Report

The following report was delivered to our Board by the Audit Committee on February 17, 2005.  The following Audit Committee report shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report by reference in any such document.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Our management has the primary responsibility for the financial statements and the reporting process. Our independent auditor, Eide Bailly LLP, is responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2004.  The Audit Committee has discussed with Eide Bailly the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.  The Audit Committee has received and reviewed the written disclosures and the letter from Eide Bailly required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with Eide Bailly its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

Audit Fees.  Eide Bailly LLP has billed us a total amount of $58,566 and $57,175 for professional services rendered for the audit of the Company’s various financial statement as of December 31, 2004 and December 31, 2003, and the reviews of the financial statements included in the Company’s Form 10-QSB for the 2004 and 2003 fiscal years.

Audit-Related Fees. Eide Bailly LLP did not perform any audit-related services as of December 31, 2004 and December 31, 2003.

Tax Fees. Eide Bailly LLP has billed us a total amount of $9,878 and $8,000 for professional tax services rendered for fiscal years ended December 31, 2004 and December 31, 2003. The tax services performed were the preparation and review of our federal tax return, as well as research on our allocation and distribution policy concerning the allocation of income and losses to our Members.

All Other Fees.  Eide Bailly LLP has billed us a total amount of $448 and $3,734 for all professional services rendered in connection with other matters requested by the Company during fiscal years ended December 31, 2004 and December 31, 2003, respectively. The services performed in 2004 were related to a final analysis of our construction budget and procedures, while the services performed in 2003 were related to an analysis of our construction budget and procedures and issues related to our natural gas distribution agreement.

Audit Committee

Fred Thurman, Chair

Darrin Ihnen

Steve Sinning

Audit Committee Pre-Approval Policy

Before our independent auditor, Eide Bailly LLP, is able to complete any audit or non-audit service, the definitions of which can be found in Appendix I of our Audit Committee Charter, the Audit Committee is required to pre-approve the necessary service. Each service to be performed by Eide Bailly is required to be pre-approved in writing by our Audit Committee. The writing must indicate the service to be performed and the costs related to such service.  The Audit Committee is prohibited from approving any service if it determines that the independence of Eide Bailly may be impaired in connection with its audit service function. Eide Bailly is also prohibited from performing certain non-audit services as defined under the Audit Committee Charter.

Nomination Committee

The Nomination Committee oversees the identification, evaluation and recommendation of individuals qualified to be manager of the Board.  The major responsibilities of the Nomination Committee are:

•      Develop a nomination process for candidates to the Board;

•      Establish a criteria and qualifications for membership to the Board;

•      Identify candidates to fill positions to the Board;

•      Fill vacancies of the Board; and

•      Recommend to the Board candidates for election or reelection.

The Nomination Committee operates under a charter adopted by the Board, a copy of which can be found on our website at www.greatplainsethanol.com. Under its charter, the Nomination Committee must have three persons, the majority of which must satisfy all of the requirements under the definition of independent in NASD Rule 4200(a)(15), with one exception. Under the exception, a member is not precluded from serving on the Nomination Committee in connection with payments received from the Company due to the sale and delivery of corn to the Company. The Nomination Committee is comprised of three current managers of the Board: Jeff Broin, Darrin Ihnen and Fred Thurman. Neither Jeff Broin nor Darrin Ihnen meet all of the requirements to be deemed independent under NASD Rule 4200(a)(15).

Nomination Process

The Nomination Committee generally identifies potential candidates to serve on the Board using two methods. First, prior to an Annual Meeting, the Nomination Committee solicits Class A, Class B and Class C Members to submit nominations of persons for the election to the Board. Second, the Nomination Committee may choose to solicit certain individuals that the Nomination Committee believes would make a good candidate to the Board in light of specific qualities, skills or needs of the Board.

Before the Nomination Committee approves and recommends any candidate for nomination, the person must meet certain minimum qualifications. The potential candidate must not have a criminal record or disciplinary history over a certain period of time and the candidate must possess certain qualities, including a reputation for superb ethics, loyalty and commitment, a willingness to act on and be accountable for decisions, an ability to analyze and communicate effectively, and an ability to work with others. The Nomination Committee determines whether or not a person satisfies the minimum qualifications by requiring such persons to fill out and submit a nomination application and, at times, by conducting interviews and background checks of such persons.

In preparation of the 2005 Annual Meeting, as in prior years, the Nomination Committee actively solicited Members to submit nominations for the Board. On or around January 4, 2005, the Nomination Committee notified all Members of the opportunity to submit nominations to the Nomination Committee for the 2005 Annual Meeting and election. In response to this notice, the Nomination Committee received from all Members a total of seven nominations, each of whom is included on the ballot for the 2005 election.

Compensation Committees

There is no standing compensation committee of the Board.

 EXECUTIVE OFFICER AND MANAGEMENT

Executive Officer

Our day-to-day affairs are managed by Richard A. Serie, our ethanol plant’s general manger. Mr. Serie has served as our general manager since October, 2002 and as the designated chief executive officer and chief financial officer since April, 2003. Mr. Serie is employed by Broin Management, LLC, which manages the operation of our ethanol plant.

Mr. Serie was previously employed by Broin Management, LLC at Agri-Energy, an ethanol plant in Luverne, Minnesota, where he served as general manager.  Prior to his employment with Broin Management, he was vice president of operations for Boyle Development, a subsidiary of the Boyle Companies, which owned and operated nursing homes.  Mr. Serie currently serves as a director of the Renewable Fuels Association, chairing the membership committee, and as a director of the Dakota Gold Research Association, serving as its president.

Management and Key Employees

Members of management and key employees are set forth below:

Name

	Age	Position
Richard Serie	53	General Manager

Our day-to-day affairs are managed by Richard A. Serie, our ethanol plant’s general manager, who also serves as the designated chief executive officer and chief financial officer.  Mr. Serie is employed by Broin Management, LLC, which manages the operation of the ethanol plant.

COMPENSATION OF BOARD OF MANAGERS AND EXECUTIVE OFFICER

BOARD OF MANAGERS

We have not paid the managers of our Board any cash compensation for their services on the Board.  We have, however, reimbursed our managers for reasonable expenses incurred in carrying out their duties as managers. Each manager of the Board receives a per diem fee of $150 for attending meetings. Managers who are also Members of the Company receive the same membership benefits as other Members receive.

EXECUTIVE OFFICER AND EMPLOYEES

Mr. Serie is our ethanol plant’s general manager and also serves as the Company’s designated chief executive officer and chief financial officer. Mr. Serie is directly employed by Broin Management, LLC, our Managing Member, which manages the operation of our ethanol plant. Because of Mr. Serie’s employment with Broin Management, Mr. Serie does not have an employment agreement with the Company nor does he receive any compensation from the Company for his services as general manager, chief executive officer or chief financial officer. Rather, Mr. Serie is compensated directly by Broin Management for his services. We pay Broin Management a fixed annual fee of $250,000, adjusted annually for inflation, part of which includes Mr. Serie’s salary, and an incentive bonus for the management of our ethanol plant’s operations.

The following table sets forth all the compensation paid to each of our executive officers during the years ended December 31, 2004, 2003 and 2002.

Long-Term Compensation

					Awards		Payouts
		Annual Compensation
Name and Principal Position	Year ended Dec. 31	Salary ($)	Bonus ($)	Other Annual Compensation	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts	All Other Compensation ($)

Rick Serie(1)	2004	0	—	—	—	—	—	$250,000(1)
	2003	0						250,000(1)

Brian Minish(2)	2001	40,500	—	—	—	—	—	—
	2002	54,000	—	—	—	—	—	—
Chief Executive Officer and Chief Financial Officer

(1)           Mr. Serie does not receive any compensation directly from the Company. Mr. Serie is employed by Broin Management, LLC, which manages the operation of the ethanol plant. As a result, Mr. Serie is compensated directly by Broin Management for his services as general manager and designated chief executive officer and chief financial officer. We pay Broin Management a fixed annual fee of $250,000, adjusted annually for inflation, part of which includes Mr. Serie’s and the technical manager’s salary, and an incentive bonus for the management of our ethanol plant’s operations.

(2)           Mr. Minish was employed by the Company directly as chief executive officer and chief financial officer from December 18, 2000 to March 31, 2003. Mr. Serie assumed officially the designation as chief executive officer and chief financial officer on April 1, 2003.

We have not issued, either directly or as part of a long-term incentive plan, any options or stock appreciation rights to any executive officer or member of the Board of the Company.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS, MANAGEMENT, AND NOMINEES

The following table sets forth the current beneficial ownership of our capital units in terms of equity and voting interests, by managers of the Board, executive officers, the Managing Member, and any beneficial owner of more than 5% of any class of our capital units.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner (in units)	Equity Percent of Class	Voting Percent Of Class
Class A	Dennis Hardy, Manager	11	*	*

Class A	Darrin Ihnen, Manager	10	*	*

Class A	Dennis Schrag, Manager (2)	2	*	*

Class A	Steve Sinning, Manager	6	*	*

Class A	Dan Viet, Manager	4	*	*

Class A	Managers, Managing Member and Executive Officers, as a group	33	2.1	2.1

Class B	Broin Investments II, LLC	200	100	100

Class B	Jeff Broin, Manager (3)	200	100	100

Class B	Fred Thurman, Manager (4)	200	100	100

Class B	Managers, Managing Member and Executive Officers, as a group	200	100	100

Class C	Broin Investments II, LLC	400	19.71	19.71

Class C	Broin Management, LLC Managing Member	41	2.02	2.02

Class C	Jeff Broin, Manager (5)	442	21.78	21.78

Class C	Darrin Ihnen, Manager	1	*	*

Class C	Dennis Schrag, Manager (2)	13	*	*

Class C	Steve Sinning, Manager	11	*	*

Class C	Fred Thurman, Manager (4)	400	19.71	19.71

Class C	Dan Viet, Manager	1	*	*

Class C	Managers, Managing Member and Executive Officers, as a group	468	23.0	23.0

*	Equals less than 1% beneficial ownership of the class.

(1)

The addresses for each of the individual managers listed above are set forth under “Information About Current Board of Managers.” The address for Broin Management, LLC and Broin Investment II, LLC is 2209 East 57th Street North, Sioux Falls, South Dakota 57104.

(2)	Represents 1 Class C unit held of record by Mr. Schrag and 2 Class A units and 12 Class C units held of record by Mr. Schrag’s spouse.

(3)

Represents 200 Class B units held of record by Broin Investments II, LLC. Mr. Broin holds an ownership interest in and controls Broin Investments II, LLC and, therefore, is beneficial owner of the units owned by Broin Investments II, LLC.

(4)

Represents 200 Class B units and 400 Class C units held of record by Broin Investments II, LLC, of which Corn Energy Investors, LLC is a minority member. Mr. Thurman owns an equity interest in Corn Energy Investors, LLC.  Mr. Thurman disclaims beneficial ownership of the Class B and Class C units to the extent of his pecuniary interest in such units.

(5)

Represents 1 Class C unit held of record by Jeff Broin, 41 Class C units held of record by Broin Management, LLC, and 400 Class C units held of record by Broin Investments II, LLC. Mr. Broin holds an ownership interest in and controls Broin Management, LLC and Broin Investments II, LLC; accordingly, Mr. Broin is the beneficial owner of all units owned by each of Broin Management, LLC and Broin Investments II, LLC.

                The following table sets forth the ownership of our outstanding capital units by the nominees that are currently not managers on the Board.

Title of Class	Name and Address of Nominee (1)	Amount and Nature of Beneficial Owner	Equity Percent of Class	Voting Percent Of Class
		(in units)
Class A	Jeffrey Jacobsen	2	*	*
Class A	Mark Miller (2)	2	*	*
Class A	David Poppens (3)	10	*	*
Class A	Gordon Roth (4)	10	*	*
Class C	Jeffrey Jacobsen	48	2.29	2.29
Class C	Mark Miller (2)	11	*	*
Class C	Gordon Roth (4)	2	*	*

* Equals less than 1% beneficial ownership of the class.

(1)	The addresses for each of the individual nominees are set forth above under “Information About Nominees.”
(2)	Represents 1 Class A unit held of record by Mr. Miller, and 2 Class units and 10 Class C units held jointly with Mr. Miller’s spouse.
(3)	Represents 10 Class A units held of record by OK Corral, Inc., of which Mr. Poppens is an owner.
(4)	Represents 2 Class C units held jointly with Mr. Roth’s spouse, and 2 Class C and 10 Class A units held by the Ivan Roth Residuary Trust, of which Mr. Roth serves as the trustee and beneficiary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The individual managers of our Board and our chief executive officer and chief financial officer have not entered into, and do not anticipate entering into, any contractual or other transactions between themselves and the Company, except for corn delivery agreements they have entered into upon purchasing Class A Capital Units in forms identical to those provided to other Members, and except as described below as it relates to Jeff Broin.

Broin and Associates, Inc. and its affiliated companies assisted us in virtually all aspects of the ethanol plant project, including site selection, permitting and zoning, construction, plant management and operation, and the marketing and sale of ethanol and distillers grains.  Broin and Associates, Inc. is a Sioux Falls, South Dakota based engineering and construction management firm specializing in the design, engineering, construction, and plant start-up of new ethanol production facilities in the Midwest.  Broin and Associates is principally owned by Jeff, Robert, and Todd Broin, and Jeff Broin is the chief executive officer.  Jeff Broin currently serves on our Board and on the boards of several other ethanol production facilities managed by Broin Management.

Broin and Associates, Inc. licenses to us its proprietary technology in the ethanol production process.  For the use of the proprietary technology, we pay Broin and Associates a licensing fee, as well as a fee for the use of certain new raw starch technology to be incorporated into the production process in 2005. The licensing agreement is in effect until the earlier date of our decision not to use all of Broin and Associates’ proprietary technology or a time that Broin Management, LLC ceases managing the plant’s day-to-day operations.

Broin Management, LLC, an affiliate of Broin and Associates and principally owned and controlled by Jeff Broin, Rob Broin and Todd Broin, is our Managing Member and manages the day-to-day operations of the ethanol plant.  We pay Broin Management a fixed annual fee of $250,000, adjusted annually for inflation. We also pay Broin Management an incentive bonus of 4% of our trimester net income. The trimester bonus is calculated annually based upon audited net profits. We pay certain expenses incurred with respect to operation of the plant while other expenses, including, but not limited to, the provision of a full-time plant general manager and technical manager, are included as part of Broin Management’s fees. Rick Serie, an employee of Broin Management, serves as the plant general manager, as well as the chief executive officer and chief financial officer of the Company. We may only terminate Broin Management “for cause,” which is defined in our Operating Agreement as illegal or unethical conduct, substandard performance of the ethanol plant for a period of two consecutive years, and the sale, change of control or disposition of Broin Management.

Broin Management, LLC also operates our hedge and risk management for corn and natural gas. Our corn price risk management agreement has a term of one year but renews automatically for successive one-year terms unless thirty days prior written notice is given by either party. We pay Broin Management an annual fee of $50,000 for these services, subject to modification in the event of plant expansion or increase in corn usage.

Ethanol Products, LLC, an affiliate of Broin and Associates, Inc. and principally owned by Broin Enterprises, Inc., purchases and markets the ethanol we produce. Our contract with Ethanol Products is in effect until 2013, and automatically renews for additional three-year terms unless discontinued by either party upon at least three months notice prior to the end of the previous term. Ethanol Products receives a marketing fee of $.0040 per gallon of ethanol sold, and an administrative fee of $.0025 per gallon of ethanol sold.

Broin Enterprises, Inc., d/b/a Dakota Gold Marketing, an affiliate of Broin and Associates, Inc. and principally owned and controlled by Jeff Broin, Rob Broin and Todd Broin, markets the distillers grains we produce.  The contract is in effect until 2013 and automatically renews for additional three-year terms, unless discontinued by either party upon at least three months prior written notice of nonrenewal.  We pay Dakota Gold Marketing a marketing fee of 3% of the gross monthly sales of distillers grains with a minimum annual fee of $200,000 per year.

Broin Investments II, LLC, is currently our only Class B member and, as such, has the right to elect one person to the Board.  Broin Investments II elected Jeff Broin at the 2004 Annual Meeting to serve on the Board.

Under the four agreements with Broin Management, Ethanol Products and Broin Enterprises, we paid these entities an aggregate of $1,670,935 and $1,028,983 for the years ended December 31, 2004 and 2003, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who directly or indirectly own more than ten percent of a class of our Class A Units, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”).  Executive officers, directors and greater than ten-percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from our executive officers and managers that no other reports were required, all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2004.

ANNUAL REPORT

Our annual report on Form 10-KSB for the fiscal year ended December 31, 2004, including financial statements, accompanies the mailing of this Information Statement, but it is not deemed a part of the proxy soliciting material.

AUDIT MATTERS

A representative of the firm of Eide Bailly LLP is expected to be present at the 2005 Annual Meeting.  Such representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from Members.

MEMBERS’ PROPOSALS

Any Member proposal intended to be considered for inclusion in the Information Statement for presentation at the 2006 Annual Meeting of Members must be received by the Company no later than December 15, 2005.  The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the Exchange Act.  It is suggested that the proposal be submitted by certified mail — return receipt requested.  Members who intend to present a proposal at the 2006 Annual Meeting of Members without including such proposal in the Company’s Information Statement must provide us with notice of such proposal no later than 30 days prior to the Annual Meeting.  We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

CODE OF ETHICS

All of the managers of the Company’s Board, officers and employees, are required to comply with the Company’s Code of Ethics adopted by the Board in 2003. A copy of the Code of Ethics can be obtained, without charge, by writing to the Company at the following address:

Membership Coordinator
Great Plains Ethanol, LLC
27716 462nd Avenue
Chancellor, South Dakota 57015

 Amendments and modifications to, and waivers of, the Code of Ethics will be promptly disclosed by the Company, to the extent required under the Exchange Act, on a current report on Form 8-K.

“HOUSEHOLDING” OF PROXY MATERIALS.

The SEC has adopted rules that permit companies to satisfy delivery requirements for information statements with respect to two or more members sharing the same address by delivering a single information statement addressed to those members. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We household information materials, delivering a single information statement to multiple members sharing an address unless contrary instructions have been received from the affected members. Once you have received notice from us that we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate information statement, please notify us by sending a written request to Great Plains Ethanol, LLC, 27716 462nd Avenue, Chancellor, South Dakota, 57015.

OTHER MATTERS

The Board knows of no other matter to be acted upon at the meeting.

BY ORDER OF THE BOARD OF MANAGERS

/s/ Darrin Ihnen
Darrin Ihnen
President of the Board of Managers

April 26, 2005

APPENDIX I

Effective:  April 1, 2004

AUDIT COMMITTEE CHARTER

of

GREAT PLAINS ETHANOL, LLC

(the “Company”)

1.             Members.

The Company’s Board of Managers (the “Board”) shall appoint an Audit Committee of at least three members, consisting entirely of “independent” managers of the Board (the “Audit Committee”), with one exception. A member’s sale of corn to the Company and the sale proceeds received from the Company in connection with these sales, while it may preclude a member from being deemed “independent,” as defined below, it shall not disqualify a member from serving on the Audit Committee. The Audit Committee shall also designate one member as chairperson.

2.             Independence.

For purposes hereof, “independent” shall be defined according to Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the National Association of Securities Dealers (“NASD”) Rule 4200(a)(15), as amended, and as set forth in Appendix A.  For purposes hereof, the terms “manager” and “director” shall be synonymous.

3.             Financial Literacy.

Each member of the Audit Committee must be financially literate. For purposes of this requirement, ‘financial literacy’ means each member of the Audit Committee (i) shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, or (ii) shall become able to do so within a reasonable period of time after his or her appointment to the Audit Committee.

4.             Purposes, Duties, and Responsibilities.

The Audit Committee represents and advises the Board in performing some of its oversight responsibilities.  The Audit Committee shall represent the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company, and shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company.  At its discretion, the Audit Committee may also conduct inquiries concerning the general risk profile of the Company and the Company’s efforts at identifying and controlling key risks (“risk management”) which may affect the quality of financial reporting and/or the vitality of the Company.

The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.  This is the responsibility of management and the Independent Auditor.  Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the Independent Auditor or to assure compliance with laws and regulations.

In carrying out its duties and responsibilities, the Audit Committee’s policies and procedures should remain flexible, so that it may be in a position to best address or respond to changing circumstances or conditions.  While there is no “blueprint” to be followed by the Audit Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Audit Committee:

(i)

To recommend to the Board, and to evaluate, the firm of independent certified public accountants to be appointed as outside auditor of the Company, which firm shall be ultimately accountable to the Board through the Audit Committee (the “Independent Auditor”).

(ii)

To review and discuss with the Independent Auditor its audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters, and any reports of the Independent Auditor with respect to interim periods.

(iii)

To review and discuss with the Independent Auditor of the Company any relationships between the Independent Auditor and the Company or any other relationships that may adversely affect the independence of the auditor and, based on such review, assess the independence of the auditor.

(iv)

To review and discuss with management and the Independent Auditor the financial statements of the Company, including an analysis of the Independent Auditor’s judgment as to the quality of the Company’s accounting principles.

(v)	To resolve any disagreements between the Independent Auditor and the Company’s management regarding financial reporting.

(vi)

To recommend to the Board, based on the review and discussions described in paragraphs (ii) through (v) above, the financial statements that should be included in the Annual Report on Form 10-KSB or Form 10-K.

(vii)

To review with management and the Independent Auditor the Company’s quarterly financial statements prior to the filing of its Form 10-QSB, or Form 10-Q, including the results of the Independent Auditors’ reviews of the quarterly financial statements.

(viii)

To review and discuss with management and the Independent Auditor: (a) any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company; and (b) any transactions or courses of dealing with parties related to the Company which transactions or arrangements (i) are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, (ii) and are relevant to an understanding of the Company’s financial statements.

(ix)	To review and discuss with management and the Independent Auditor the adequacy of the Company’s internal controls.

(x)

To review and discuss with management and the Independent Auditor, the accounting policies which may be viewed as critical, and review and discuss any significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company’s financial statements.

(xi)	To review with management and the Independent Auditor the Company’s financial risk exposures and the steps management has taken to monitor and control such exposures.

(xii)

To establish policies and procedures for the engagement of the Independent Auditor for any auditing or any non-auditing service, as set forth in Appendix B, and consider whether the Independent Auditor’s performance of non-audit service is compatible with the Independent Auditor’s independence.

(xiii)	To review material pending legal proceedings involving the Company and contingent liabilities of the Company.

(xiv)	To periodically evaluate the performance of individual Audit Committee members and the Audit Committee chairperson, as well as the performance of the Audit Committee as a whole.

(xv)	To pursue continuing education at the expense of the Company to achieve and improve “financial literacy” and greater understanding of other business matters relevant to the Audit Committee’s purpose.

(xvi)

To establish procedure for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounts, internal accounting controls and auditing matters and (b) the confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters.

(xvii)	To review the appropriateness and usefulness of the Audit Committee Charter.

5.             Meetings.

The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally four times each year, either in person or telephonically.  The majority of the members of the Audit Committee shall constitute a quorum.  The Audit Committee may create subcommittees which shall report to the Audit Committee.

The Audit Committee shall meet in executive session with the Independent Auditors at least annually.  The Audit Committee shall report to the full Board with respect to its meetings.

6.             Outside Advisors.

The Audit Committee shall have the authority to retain independent counsel, experts, and other advisors as it determines appropriate to assist in the full performance of its duties.

7.             Investigations.

The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain outside advisors to assist it in the conduct of any investigation.

APPENDIX A

1.             Section 10A(m)(3) of the Securities Exchange Act of 1934.

An independent manager means a person who has not, other than in his or her capacity as a member of the Audit Committee, the Board, or any other Board committee:

(A) Accepted any consulting, advisory, or other compensatory fee from the Company; or

(B) Been an affiliated(1) person of the Company or any subsidiary thereof.

2.             National Association of Securities Dealers (“NASD”) Rule 4200 (a)(14)(15), as amended.

An independent manager means a person, other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a manager. The following persons shall not be considered independent:

(A) a manager who is, or during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

(B) a manager who accepts or who has a Family Member(2) who accepts any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during the current fiscal year or any of the past three fiscal years, other than (i) compensation for Board service, (ii) payments arising solely from investments in the Company’s securities, (iii) compensation paid to a Family Member who is an employee of the Company or a parent or subsidiary of the Company (but not if such person is an executive officer of the company or any parent or subsidiary of the Company), (iv) benefits under a tax-qualified retirement plan, or (v) non-discretionary compensation (provided, however, that Audit Committee members are subject to heightened requirements under Rule 4350(d));

(C) a manager who is a Family Member of an individual who is, or has been in any of the past three years, employed by the Company or by any parent or subsidiary of the Company as an executive officer.

(D) a manager who is a partner in, or a controlling member or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in the current fiscal year or any of the past three fiscal years; or

(E) a manager who is or was a partner or employee of the Company’s Independent Auditor, and worked on the Company’s audit, during the past three years.

(1) “Affiliate” means any person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.  The term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract, or otherwise. A person who owns securities in the Company will not be deemed an “affiliate” unless such person beneficially owns at least 10% of any class of voting securities and is also an officer of the Company.

(2) “Family Member” means any person who is a relative by blood, marriage or adoption or who has the same residence.

APPENDIX B

AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

The Audit Committee is responsible for the appointment, compensation and oversight of the Independent Auditor.  The Audit Committee shall pre-approve all audit services and non-audit services to be provided to the Company by the Independent Auditor.  The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals required by this policy.  The decision of any member to whom authority is delegated under this policy to grant such an activity shall be presented to the Audit Committee at the next scheduled meeting.

Each audit or non-audit service that is approved by the Audit Committee shall be reflected in a written engagement letter or writing indicating the services to be performed and the costs of such services, which shall be signed by either a member of the Audit Committee or by a person authorized by the Audit Committee to sign on behalf of the Company.

If the Audit Committee approves an audit service within the scope of the engagement letter or writing, then such audit service will deemed to have been approved for purposes of this policy.

The Audit Committee will not approve any non-audit service that, individually or in the aggregate, may impair, in the Audit Committee’s opinion, the independence of the Independent Auditor.

A.      Prohibited Non-Audit Services.

The Independent Auditor may not provide to the Company any of the following non-audit services:

1.	Bookkeeping or other services related to the Company’s accounting records or financial statements;

2.	Financial information systems design and implementation;

3.	Appraisal or evaluation services, fairness opinions, or contribution-in-kind reports;

4.	Actuarial services;

5.	Internal audit outsourcing services;

6.	Management functions or human resources;

7.	Broker-dealer, investment advisor, or investment banking services;

8.	Legal services and expert services unrelated to the audit; and

9.	Any other service that the Public Company Accounting Oversight Board (PCAOB) determines, by regulation, is impermissible.

B.       Permitted Non-Audit Services.

The Independent Auditor may provide to the Company any non-audit services, including tax services, other than the prohibited non-audit services described above, so long as the Audit Committee has approved such services in accordance with this policy.

C.       Audit Services to be Pre-Approved.

1.             Audit Services.

i.	Financial audits and reviews of the Company.
ii.

Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comment letters, consents), and assistance in responding to SEC comment letters.

iii.

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies.

2.             Audit-Related Services.

i.	Review of financial statements of businesses considered for acquisition and due diligence services pertaining to potential business acquisitions/dispositions.
ii.	Financial statement audits of employee benefit plans.
iii.	Attestation services related to the Company’s internal controls.
iv.	Assistance in dealing with and responding to the SEC and other domestic regulatory agencies on financial matters.
v.

Consultations by the Company’s management as to the accounting or disclosure treatment of potential transactions or events and/or the potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies.

vi.	Review of the effectiveness of the internal audit function at the request of the Company or third party.
vii.	Assistance with implementation of the requirements of SEC rules or listing standards promulgated pursuant to the Sarbanes-Oxley Act.

3.             Tax Services.

i.	U.S. federal, state and local tax planning and advice regarding the tax consequences of proposed or actual transactions, provided such advice does not constitute an advocacy position.
ii.	Assistance with U.S. federal, state and local tax filings (such as preparation of returns and related matters and assistance with audits by taxing authorities).
iii.	Review of federal, state and local income, franchise and other tax returns.
iv.	Tax advice regarding new, statutory, regulatory or administrative developments.

4.             All Other Services.

Any service that is non-audit, non-audit related and non-tax, provided the   service is not prohibited as a non-audit service referenced above.